EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-271856) on Form S-8 of our report dated March 23, 2026, with respect to the consolidated financial statements and financial statement schedule IV of Lument Finance Trust, Inc. and subsidiaries.

/s/ KPMG LLP

New York, New York
March 23, 2026